UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MIRA QON CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	38-4359188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/ de Carles Cervera, 14, L'Eixample, Valencia, Valencia, Spain	46006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-292161

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Mira Qon Corporation (the “Registrant”) to register its common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The descriptions of the shares of common stock of the Registrant registered hereby are incorporated herein by reference to the section titled “Description of Securities” in the prospectus, as filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2025 (File No. 333-292161) and all amendments and supplements to such registration statement subsequently filed with the SEC.

Item 2.	Exhibits.

Exhibit Number	Description of Documents

1	Articles of Incorporation of the Registrant dated June 16, 2025 (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, as filed by the Registrant with the SEC on December 16, 2025)

2	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1, as filed by the Registrant with the SEC on December 16, 2025)

3	Form of Subscription Agreement (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-1, as filed by the Registrant with the SEC on December 16, 2025)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MIRA QON CORPORATION

Date: November 12, 2026	By:	/s/ Lauro Roldan Cruz Membreno
	Name:	Lauro Roldan Cruz Membreno
	Title:	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)